Exhibit 99.1

Press Release

XTI Aerospace Appoints Accomplished Finance and
Strategic Planning Executive Tensie Axton to its Board of Directors

ENGLEWOOD, Colo., May 15, 2024 /PRNewswire/ -- XTI Aerospace, Inc. (NASDAQ: XTIA) (“XTI Aerospace” or the “Company”) today announced that it has appointed Ms. Tensie Axton, a senior finance and strategic planning executive, to serve on the Company’s Board of Directors (the “Board”) and to serve as Chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Board’s Audit Committee and the Board’s Compensation Committee, effective May 13, 2024.

Ms. Tensie Axton has been appointed to serve on XTI Aerospace’s Board of Directors.

Tensie Axton has over thirty years of experience in start-up and high-growth businesses, capital markets, building and leading teams, accounting and auditing, mergers and acquisitions, investor relations, and system implementations. Ms. Axton has been a senior managing director at FTI Consulting, Inc. in the Corporate Finance practice since May 2019 where she specializes in developing and executing successful operational and financial strategies for businesses in various stages of their business cycle, including serving as interim CFO. Ms. Axton previously served as chief financial officer for Neighbors Health, LLC and Colorado Bancorp, chief operating officer for Pinnacle Medical Partners, and vice president - finance at Kevco, Inc. She began her career at KPMG where she was a transaction services partner in Silicon Valley, California and Denver, Colorado for eight years and served as office managing partner for KPMG’s Denver office. Ms. Axton has a BBA in Accounting and is a CPA.

“We are delighted to welcome Tensie to our Board of Directors,” commented Scott Pomeroy, Chief Executive Officer of XTI Aerospace. “Tensie brings to XTI Aerospace’s Board decades of financial experience and a unique skillset of developing operational and financial strategies to further growth. We are at a major inflection point in the Company’s journey and believe Tensie’s experience and knowledge of developing and implementing strategic growth plans will be invaluable as we execute our business plan and advance the TriFan 600 towards commercialization. We look forward to working closely with Tensie and witnessing her contributions.”

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412
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About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) is the parent company of XTI Aircraft Company (XTIAircraft.com), an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, speeds of 345 mph and a range of 700 miles, creating an entirely new category – the vertical lift crossover airplane (VLCA). Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the Company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “estimate,” “will,” “expect,” “intend,” “plan,” “target,” “projects,” “will,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations.

Contacts

General inquiries:

Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:

Crescendo Communications
Tel: +1 212-671-1020
Email: XTIA@crescendo-ir.com

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412
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